SULLIVAN & WORCESTER LLP
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                                BOSTON, MASSACHUSETTS 02109
                                     (617) 338-2800
                                   FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
  1025 CONNECTICUT AVENUE, N.W.                            767 THIRD AVENUE
    WASHINGTON, D.C. 20036                             NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
     FAX NO. 202-293-2275                                 FAX NO. 212-758-2151



                                                             September 4, 1996



SIS Bancorp, Inc.
1441 Main Street
Springfield, Massachusetts 01102

         Re: Registration Statement on Form S-8 of 868,650 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by SIS Bancorp, Inc., a Massachusetts corporation (the "Company"), of 868,650 shares (the "Registered Shares") of its Common Stock, par value $.01 per share ("Common Stock"), all of which Registered Shares are to be offered by the Company, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act. The Registered Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act in connection with options granted under the Company's Director Stock Option Plan and Management Stock Option Plan, as amended (the "Stock Option Plans") and the issuance of Common Stock under the Company's Director Restricted Stock Plan and Management Restricted Stock Plan (the "Restricted Stock Plans", and collectively with the Stock Option Plans, the "Plans").

         We assume that the number and issuance of shares of Common Stock or options to be granted from time to time pursuant to the Plans have been or will be authorized by proper action of the Board of Directors or a Committee thereof of the Company or its predecessor and that the number, issuance and sale of the Registered Shares to be issued directly or offered from time to time pursuant to the exercise of such options will be determined in accordance with the parameters described in the Plans, in accordance with the Company's Articles of Incorporation, as amended (the "Articles"), and applicable Massachusetts law. We further assume that prior to the issuance of any Registered Shares, there will exist, under the Articles, the requisite number of authorized shares of Common Stock for such issuance which are unissued and are not otherwise reserved for issuance.

SIS Bancorp, Inc.
September 4, 1996
Page 2

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles as presently in effect, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         This   opinion  is  limited  to  the  laws  of  The   Commonwealth   of
Massachusetts and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, upon the issuance by the Company of Registered Shares either directly or pursuant to the exercise of options granted under either of the Plans and in each instance upon delivery of certificates representing the Registered Shares in the manner contemplated by the Plans and the authorization relating thereto by the Board or Committee, the Registered Shares represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Sullivan & Worcester LLP

                                SULLIVAN & WORCESTER LLP